UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 20, 2017
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VERA BRADLEY, INC.
(Exact name of registrant as specified in its charter)
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Indiana	001-34918	27-2935063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12420 Stonebridge Road, Roanoke, Indiana	46783
(Address of Principal Executive Offices)	(Zip Code)
(877) 708-8372
(Registrant’s telephone number, including area code)
None
(Former name, former address and former fiscal year, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On October 20, 2017, Vera Bradley Designs, Inc. (“VBD”), a wholly-owned subsidiary of Vera Bradley, Inc., entered into an Amendment No. 2 (the “Amendment”) to the Second Amended and Restated Credit Agreement dated as of July 15, 2015, among VBD, JPMorgan Chase Bank, National Association, Wells Fargo Bank, National Association, and KeyBank National Association (the “Credit Agreement”).

The Amendment modifies the ratio requirements of certain financial covenants in the Credit Agreement including the maximum leverage ratio and the minimum ratio of EBITDAR to the sum of interest expense plus rentals (as defined in the Credit Agreement). The Amendment also modifies certain restrictive covenants including the acquisition of investments and the limit of investments in foreign subsidiaries.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in response to Item 1.01 of this Report is incorporated by reference in response to this Item.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1
Amendment No. 2 to Second Amended and Restated Credit Agreement, dated as of October 20, 2017, among Vera Bradley Designs, Inc., JPMorgan Chase Bank, National Association, and the lenders party thereto

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vera Bradley, Inc.
(Registrant)

October 26, 2017	/s/ Mark C. Dely
Mark C. Dely Chief Administrative Officer and Corporate Secretary